EXHIBIT 23A

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Ryder System, Inc.:

We consent to the use of our report dated February 4, 1997, which report is incorporated by reference in the Annual Report on Form 10-K of Ryder System, Inc. for the year ended December 31, 1996, which Form 10-K is incorporated by reference into this Registration Statement on Form S-8, for the Ryder System, Inc. Board of Directors Stock Award Plan. Our report refers to a change in the method of accounting for charitable contributions in 1995.

                                             /s/KPMG PEAT MARWICK LLP

Miami Florida
May 6, 1997